UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2006

DIGITAL ANGEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Villaume Avenue, South St. Paul, MN    55075

(Address of Principal Executive Offices)      (Zip Code)

(Registrant’s telephone number, including area code)    (651) 455-1621

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2-Financial Information

Item 2.02.              Results of Operations and Financial Condition

On November 9, 2006, Digital Angel Corporation (“the Company”) issued a press release announcing its unaudited financial results for the quarter and nine-months ended September 30, 2006.  A copy of the press release is attached to this report as an exhibit and is incorporated herein by reference.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such a filing.

Section 7- Regulation FD

Item 7.01.              Regulation FD Disclosure.

The Special Committee of The Company’s Board of Directors (“the Special Committee”) recently concluded its strategic analysis commenced in July, 2006. At its current value, the Special Committee concluded that none of the proposed transaction alternatives was best for shareholders. Accordingly, management has been tasked with improving operations and corporate communications. The Company’s Board of Directors may, without further public announcement, resume the strategic alternative review process, or, from time to time respond to follow-on opportunities created by the Special Committee’s recent activities.  A copy of the press release announcing these items is attached to this report as an exhibit and is incorporated herein by reference.

Section 9-Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits

(c)           Exhibits

99.1         Press release of Digital Angel Corporation dated November 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2006

/s/ James P. Santelli
Digital Angel Corporation
James P. Santelli
Senior Vice-President and Chief Financial Officer